Exhibit 99.1

2012 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION

Annual Meting Date: June 5, 2012 / Record Date: April 9, 2012

Eligible Class A Votes:	50,862,484	Class A Quorum Total:	28,289,951	/	55.62%
Eligible Class B Votes:	1,001,714	Class B Quorum Total:	1,001,714	/	100%
Total Class A & Class B:	51,864,189	Class A & B Quorum Total:	29,291,665	/	57.59%

PROPOSAL NO. 1

THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class A shares outstanding as of the Record Date: 50,862,484

PROPOSAL #1 (CLASS A DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Dr. E. Dean Gage	0	12,813,756	12,813,756

Steven F. Shelton	0	12,812,546	12,812,546

Timothy T. Timmerman	0	12,812,551	12,812,551

Dr. Robert B. Sloan, Jr.	0	12,842,151	12,842,151

WITHHELD:
Dr. E. Dean Gage	0	5,253	5,253

Steven F. Shelton	0	6,451	6,451

Timothy T. Timmerman	0	6,437	6,437

Dr. Robert B. Sloan, Jr.	0	6,530	6,530

ABSTAIN:
Dr. E. Dean Gage	0	5,186,024	5,186,024

Steven F. Shelton	0	5,186,036	5,186,036

Timothy T. Timmerman	0	5,186,045	5,186,045

Dr. Robert B. Sloan, Jr.	0	5,156,352	5,156,352

NON-VOTES:
Dr. E. Dean Gage	0	3,284,917	3,284,917

Steven F. Shelton	0	3,284,917	3,284,917

Timothy T. Timmerman	0	3,284,917	3,284,917

Dr. Robert B. Sloan, Jr.	0	3,284,917	3,284,917

UNCAST:
Dr. E. Dean Gage	0	7,000,000	7,000,000

Steven F. Shelton	0	7,000,000	7,000,000

Timothy T. Timmerman	0	7,000,000	7,000,000

Dr. Robert B. Sloan, Jr.	0	7,000,000	7,000,000

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class B shares outstanding as of the Record Date: 1,001,714

PROPOSAL #1 (CLASS B DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Harold E. Riley	1,001,714	0	1,001,714

Rick D. Riley	1,001,714	0	1,001,714

Dottie S. Riley	1,001,714	0	1,001,714

Dr. Terry S. Maness	1,001,714	0	1,001,714

Grant G. Teaff	1,001,714	0	1,001,714

WITHHELD:	0	0	0

ABSTAIN:	0	0	0

NON-VOTES:	0	0	0

UNCAST:	0	0	0

PROPOSAL NO. 2

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL
FOR:	1,001,714	12,880,207	13,881,921

AGAINST:	0	38,574	38,574

ABSTAIN:	0	5,086,252	5,086,252

NON-VOTES:	0	3,284,917	3,284,917

UNCAST:	0	7,000,000	7,000,000

PROPOSAL NO. 3

TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #4	IN PERSON	BY PROXY	TOTAL
FOR:	1,001,714	16,212,813	16,314,527

AGAINST:	0	15,480	15,480

ABSTAIN:	0	5,061,658	5,061,658

NON-VOTES:	0	0	0

UNCAST:	0	7,000,000	7,000,000